UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

Ahern Rentals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128688	88-0381960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4241 South Arville Street

Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 362-0623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT.

Amendment to Amended and Restated Loan and Security Agreement

On January 8, 2010, Ahern Rentals, Inc. (the “Company”) effected an amendment and restatement of its Amended and Restated Loan and Security Agreement dated as of August 18, 2005, among the Company, the Lenders named therein, Bank of America, N.A., as administrative agent for the Lenders and Wachovia Bank, National Association, as collateral agent for the Lenders, (such agreement, as amended and restated on January 8, 2010, the “Credit Facility”). The Credit Facility adds a $95 million term loan facility to the existing revolving facility, among other things.

The revolving line of credit under the Credit Facility matures on August 21, 2011 and provides for up to $350 million in revolving loans.  Taking into account a $40 million availability block, the Company can borrow up to an aggregate of $310 million.  Advances under the revolver are limited based on reserves required by the revolving lenders and a percentage of qualified collateral.  As of January 8, 2010, the Company’s borrowing base under the Credit Facility was $310 million; under the Indenture, dated as of August 18, 2005, between the Company, as Issuer, and Wells Fargo, N.A., as Trustee, as amended (the “Indenture”), the Company was limited to borrowings under the Credit Facility of no more than $396 million.

Borrowings under the amended revolving line of credit bear interest at variable rates based on LIBOR or a base rate, selected by the Company, plus margin.  The margin varies from 350 to 400 basis points for LIBOR-based loans and from 250 to 300 basis points for base rate loans, depending upon the Company’s fixed charge coverage ratio for the most recently ended four fiscal quarters.

The Credit Facility, including amounts outstanding under the revolver and the Term Loan Notes (defined below), represents senior secured obligations of the Company and is secured by first priority liens upon substantially all of the Company’s existing and future acquired assets.  The Credit Facility contains covenants that limit the Company’s ability to, among other things, incur additional indebtedness; pay dividends or make other specified payments, investments, loans and guarantees; incur liens; prepay debt; enter into transactions with affiliates; sell all or substantially all of its assets or merge with or into other companies; and enter into sale and leaseback transactions.  The Credit Facility also imposes financial tests relating to the Company’s capital expenditures and equipment utilization.

This description of the Credit Facility is not complete and is qualified by reference to the Second Amended and Restated Loan and Security Agreement, filed as Exhibit 4.1 hereto and incorporated into this report by reference.

New Term Loan Notes

New term loan notes in the aggregate principal amount of $95 million (the “Term Loan Notes”) have been issued to Liberty Harbor Master Fund I, L.P. and certain of its affiliates under the Credit Facility (the “Liberty Harbor Transaction”).  Of the $95 million aggregate principal amount of Term Loan Notes, $55 million was issued for $55 million of cash and $40 million was issued in exchange for $53.3 million aggregate principal amount of the Company’s 9 1/4% Second Priority Senior Secured Notes due 2013.

The Term Loan Notes bear interest at a rate of 16% per annum, payable in cash on the 15th of each month, and have a final maturity of December 15, 2012.

The net proceeds of approximately $47 million of the Term Loan Notes were used to repay outstanding loans under the revolving line of credit under the Credit Facility.  After giving effect to the Liberty Harbor Transaction and taking into account the amendments to the revolving credit facility, the Company had approximately $41 million in borrowing availability, and an additional $27 million in suppressed availability.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.03             MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

ITEM 8.01             OTHER EVENTS.

Press Release

On January 11, 2010 the Company issued a press release to announce the amendment and restatement of the Credit Facility and the issuance of the Term Loan Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Information Disclosed to Liberty Harbor

In connection with the Liberty Harbor Transaction, the Company disclosed to Liberty Harbor a summary of the Company’s full year 2008, projected fourth quarter 2009, and projected full year 2009 and 2010 revenue, EBITDA, capital expenditures, time utilization and branch openings, each as prepared by the Company in the second quarter of 2009 (collectively, as provided to Liberty Harbor on August 7, 2009, the “Projections”). Additionally, in December 2009, the Company provided Liberty Harbor with its pro forma balance sheet and sources and uses, both showing the effect of the Liberty Harbor Transaction as of November 30, 2009 (collectively, the “November Financial Information”).  The Company also disclosed to Liberty Harbor that it had approximately $50 million in accounts receivable as of December 30, 2009.  At Liberty Harbor’s request, the Company is disclosing the foregoing information.

Information below.  The Company’s actual results for the third quarter of 2009 are set forth in its Quarterly Report on Form 10-Q for the three months ended September 30, 2009 filed with the Securities and Exchange Commission.

Summary Projections

($ in thousands)	2008	Q4 2009	2009	2010

Rental and Related Revenue	$329,460.9	$65,065.9	$254,085.8	$295,149.2
Sales of Used Equipment	19,663.9	2,182.6	9,637.2	8,830.8
Other	32,462.4	5,090.6	20,590.9	23,827.5
Total Revenue	$381,587.2	$72,339.1	$284,313.9	$327,807.5

EBITDA	$150,095.1	$17,043.0	$71,955.2	$96,055.5
% of Revenue	39.3%	23.6%	25.3%	29.3%

Capital Expenditure	$150,921.0	$7,881.0	$38.332.6	$45,000.0
% of Revenue	39.6%	10.9%	13.5%	13.7%

High Reach Time Utilization	67.0%	57.7%	56.9%	63.2%
Number of Branches	53	62	62	71

Pro Forma Balance Sheet as of November 30, 2009

AHERN RENTALS, INC.

PRO FORMA BALANCE SHEET

NOVEMBER 30, 2009

		Pro	Pro
	ACTUAL	Forma	Forma
	11/30/2009	Adjustments	11/30/2009
ASSETS

Cash	$1,551,269	$—	$1,551,269
Accounts receivable, net	50,449,518	—	50,449,518
Inventories	30,159,086	—	30,159,086
Rental equipment, net	480,837,020	—	480,837,020
Property and other equipment, net	63,159,837	—	63,159,837
Debt issuance costs	5,973,546	7,112,113	13,085,659
Other	6,641,451	—	6,641,451
TOTAL ASSETS	$638,771,727	$7,112,113	$645,883,840

LIABILITIES AND STOCKHOLDERS’ EQUITY

Line of credit payable	$315,648,665	$(47,887,887)	$267,760,778
Accounts payable, other	17,143,606	—	17,143,606
Accrued expenses	20,649,731	—	20,649,731
Notes payable and capital lease obligations	1,700,210	—	1,700,210
Term loan payable	—	95,000,000	95,000,000
Bonds payable	290,000,000	(53,333,333)	236,666,667
Premium on bonds payable	1,901,091	—	1,901,091
TOTAL LIABILITIES	647,043,303	(6,221,220)	640,822,083

Common stock	5,915,214	—	5,915,214
Retained earnings (Accumulated deficit)	(14,186,790)	13,333,333	(853,457)
TOTAL STOCKHOLDERS’ EQUITY	(8,271,576)	13,333,333	5,061,757

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$638,771,727	$7,112,113	$645,883,840

Sources and Uses as of November 30, 2009

Ahern Rentals, Inc.

Sources of Funds

New FLLO Term Loan — New $	$55,000,000.0
New FLLO Term Loan — Bond Exchange	40,000,000.0
2nd Lien Principal Reduction	13,333,333.3

Total Sources of Funds	$108,333,333.3

Uses of Funds

Repay Existing Bank Debt	$47,887,886.7
Exchange of 2nd Lien Notes (1)	53,333,333.3
Estimated Fees & Expenses	7,112,113.3

Total Uses of Funds	$108,333,333.3

(1) Assumes an exchange at 75.0%.

Pro Forma Capitalization

As of November 30, 2009	Actual	Pro Forma

Cash	$1,551,269.0	$1,551,269.0

Revolving Credit Facility	$315,648,665.0	$267,760,778.3
New FLLO Term Loan (1)	0.0	95,000,000.0
Notes payable and capital lease obligations	1,700,210.0	1,700,210.0
9.25% 2nd Lien Notes	290,000,000.0	236,666,666.7
Total Debt	$607,348,875.0	$601,127,655.0

(1) For $55.0 million of New Money and $40.0 million Term Loan issued in exchange of the notes.

The Projections and certain other statements in this report constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially.  You should carefully review the risks described in the documents the Company files from time to time with the Securities and Exchange Commission.  When used in this report, the words “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” and similar expressions are generally intended to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report and, with respect to the Projections, speak only as of the date on which they were provided to Liberty Harbor.  The Company has not updated the Projections and you should not rely on them in deciding whether or not to invest in any securities of the Company.  The Company undertakes no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

4.1

The Second Amended and Restated Loan and Security Agreement dated January 8, 2010 among the Ahern Rentals, Inc. and its future subsidiaries, the financial institutions named therein, Bank of America, N.A., as administrative agent, Wachovia Bank, National Association, as collateral agent and syndication agent and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as co-lead arrangers.

99.1	Press Release dated January 11, 2010 of Ahern Rentals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHERN RENTALS, INC.

Date: January 11, 2010	By:	/s/ Howard L. Brown
	Name:	Howard L. Brown
	Title:	Chief Financial Officer